Exhibit 10.1

FIRST AMENDMENT TO THE CO-PROMOTION AGREEMENT
DATED JANUARY 24, 2017

This First Amendment to the Co-Promotion Agreement dated January 24, 2017 is entered into this 19th day of April, 2018 ("First Amendment Effective Date"), between PACIRA PHARMACEUTICALS, INC., a Delaware corporation ("PACIRA"), and DEPUY SYNTHES SALES, INC., a Massachusetts corporation ("DEPUY SYNTHES"), together with PACIRA, the "Parties" and each a "Party".

Any capitalized terms not expressly defined herein shall have the meaning stated in the Agreement (as defined below).

RECITALS

WHEREAS PACIRA and DEPUY SYNTHES entered into the Co-Promotion Agreement dated January 24, 2017 (the "Agreement"); and

WHEREAS, the Parties now wish to engage in a pilot program to determine the viability of co-promotion in bariatric surgical procedures; and

NOW THEREFORE, the Parties wish to amend the Agreement by entering into this First Amendment (The "First Amendment") in accordance with the following.

AGREEMENT

In view of the foregoing, the Parties agree as follows:

1. Amendment of Section 1.13

1.1    For a period of eighteen (18) months following the First Amendment Effective Date, Section 1.13 is deleted in its entirety and replaced with the following:

"Field" shall mean bariatric, orthopaedic (including knee, hip, shoulder, sport and trauma) and spine markets for operating room use.

2. Remainability and Enforceability

2.1    The Parties further agree that, except as modified by this First Amendment, the terms and conditions of the Agreement shall continue in full force and effect.

In witness whereof, the Parties hereto sign this First Amendment in all its pages on the date indicated below.

PACIRA PHARMACEUTICALS, INC.	DEPUY SYNTHES SALES, INC.

By: /s/ Daina Borteck	By: /s/ Max Reinhardt

Name: Daina Borteck	Name: Max Reinhardt
Title: Associate General Counsel	Title: VP, Marketing
Date: April 19, 2018	Date: April 13, 2018